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                                                                    Exhibit 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 30, 1998, with respect to the consolidated financial statements of Gulf South Medical Supply, Inc. for the year ended December 31, 1997, included in PSS World Medical, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 3, 1998.


                                      Ernst & Young LLP

Jackson, Mississippi
September 22, 1998